UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022 (September 22, 2022)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-4034

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2022, W. Kerry Jackson, the Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer of Shoe Carnival, Inc. (the “Company”), notified the Company of his decision to retire effective in May 2023 after 35 years of service with the Company. Mr. Jackson will continue to serve as the Company’s Chief Financial Officer through the filing of the Company’s Annual Report on Form 10-K for fiscal year 2022 and until such time as a suitable replacement has been hired. The Company, with the assistance of a leading executive search firm, is conducting a comprehensive search for a new Chief Financial Officer to succeed Mr. Jackson. The new Chief Financial Officer will continue to report to the Company’s President and Chief Executive Officer.

Following Mr. Jackson’s notification of his decision to retire, on September 22, 2022, the Board of Directors of the Company unanimously approved the promotion of Marc Chilton, the Company’s Executive Vice President – Chief Retail Operations Officer, to the position of Chief Operating Officer, effective on February 1, 2023. At such time, Mr. Chilton will assume the principal operating officer duties and responsibilities from Mr. Jackson and will continue to report to the Company’s President and Chief Executive Officer in his new role.

Mr. Chilton will bring over 29 years of operations experience with the Company to the Chief Operating Officer position. Mr. Chilton has been employed as the Company’s Executive Vice President – Chief Retail Operations Officer since April 2021. From February 2020 to April 2021, Mr. Chilton served as the Company’s Senior Vice President – Store Administration and Development and from March 2019 to February 2020 served as the Company’s Senior Vice President – Store Operations and Administration. Mr. Chilton started with the Company in 1994 as a store manager and has served in roles of increasing responsibility in store management and operations since that time, including serving as the Vice President of the Company’s Northern Division, with approximately one-third of the Company’s stores reporting to him, from April 2012 until March 2019.

There are no family relationships between Mr. Chilton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, there are no arrangements or understandings between Mr. Chilton and any other person pursuant to which he was selected to become the Chief Operating Officer of the Company. No adjustments to Mr. Chilton’s compensation have been made at this time in connection with his selection to become the Chief Operating Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: September 26, 2022	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President
Chief Financial and Administrative Officer and Treasurer